UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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ARTIO GLOBAL INVESTORS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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News Release

Artio Global Investors Inc.

Artio Global Investors Inc. Enters into Agreement to be Acquired by Aberdeen Asset Management PLC

New York – (BUSINESS WIRE) – February 14, 2013 – Artio Global Investors Inc. (NYSE: ART) (“Artio Global” or the “Company”), today announced that it has entered into an agreement and plan of merger (the “Merger Agreement”) with Aberdeen Asset Management PLC (“Aberdeen”), a global asset  management firm listed on the London Stock Exchange, pursuant to which Aberdeen will acquire Artio Global for $2.75 in cash per share (the “Transaction”). The price represents a premium of approximately 34% over the closing price of Artio Global’s common stock as of February 13, 2013, and a premium of approximately 37% over the average closing price of Artio Global’s common stock during the 30 trading days ending February 13, 2013.

“I am delighted to be able to announce this merger, which we believe will be very beneficial for our clients and shareholders,” said Tony Williams, Chief Executive Officer of Artio Global. “Aberdeen brings vast financial strength, with a market cap of over $7.5 billion, and has a strong investment-centric culture consistent with Artio Global’s.”

“Our High Grade and Global High Yield teams will form a core part of Aberdeen’s fixed income capabilities, enhanced by the depth of its resources. We will continue to manage our International Equity and Global Equity strategies until the anticipated closing date, at which time Aberdeen will assume investment management responsibilities for them, subject to client consent. Aberdeen has a strong record of investment performance and we are confident that our clients will benefit from its robust investment process and global footprint of analytical resources.”

Artio Global’s Board of Directors, acting on the recommendation of a special committee of independent directors, unanimously approved the Merger Agreement and resolved to recommend that the Company’s shareholders vote to authorize and approve the Transaction.

Concurrently with the execution of the Merger Agreement, GAM Holding AG, Richard Pell and Rudolph-Riad Younes, have entered into voting agreements providing that they will vote in favor of the Transaction. In aggregate, these shareholders represent approximately 45% of the Company’s outstanding shares as of February 13, 2013.  In addition, Messrs. Pell and Younes entered into an amended and restated tax receivable agreement with Aberdeen and Artio Global pursuant to which, effective at closing of the Transaction, Messrs. Pell and Younes agreed to waive certain provisions relating to a change in control of Artio Global and Aberdeen agreed to modify certain provisions relating to payments that Messrs. Pell and Younes were entitled to under the original tax receivable agreement.

The Transaction, which is currently expected to close by the end of the second quarter or early in the third quarter of 2013, is subject to customary closing conditions, including, U.S. antitrust approval, approval of a majority of Artio Global shareholders and approval of certain Artio Global mutual fund shareholders.

Goldman Sachs & Co. is acting as financial advisor and Davis Polk & Wardwell LLP is acting as legal advisor to the special committee of Artio Global’s Board of Directors. J.P. Morgan Limited is acting as financial advisor and Willkie Farr & Gallagher LLP is acting as legal advisor to Aberdeen.

About Artio Global

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global Management”), a registered investment adviser that actively invests in global fixed income and equity markets primarily for institutional and intermediary clients.

Headquartered in New York City, Artio Global Management offers a select group of investment strategies including High Grade Fixed Income, High Yield, International Equity and Global Equity.  Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and mutual funds.

For more information, please visit www.artioglobal.com.

Investors (Artio Global):
Peter Sands
Head of Investor Relations
+1 212 297 3891
ir@artioglobal.com

Media (Artio Global):
Neil Shapiro
Intermarket Communications
+1 212 754 5423
nshapiro@intermarket.com

Media (Aberdeen):
Katie Cowley
Head of Marketing Communications – North America
+1-215-405-2423
katie.cowley@aberdeen-asset.com

About Aberdeen

Aberdeen is an asset management company managing $314 billion of third party assets from offices around the world, as of December 31, 2012. Aberdeen’s clients access its investment expertise drawn from three main asset classes: equities, fixed income and property, as well as tailored solutions. Aberdeen packages its skills in the form of segregated and pooled products across borders. Aberdeen invests worldwide and follows a predominantly long-only approach, based on fundamentally sound investments.

Further information about Aberdeen can be found at www.aberdeen-asset.com

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Artio Global will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Artio Global’s Website at www.artioglobal.com or by contacting Artio Global’s investor relations department by phone at 212-297-3891 or by e-mail at ir@artioglobal.com

Artio Global and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Artio Global’s shareholders with respect to the merger. Information about Artio Global’s directors and executive officers and their ownership of Artio Global’s common stock is set forth in the proxy statement for Artio Global’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2012, Artio Global’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 29, 2012, and Artio Global’s Current Reports on Form 8-K filed on May 14, 2012, October 30, 2012, December 14, 2012, January 9, 2013 and January 30, 2013. Shareholders and investors may obtain additional information regarding the interests of Artio Global and its directors and executive officers in the merger, which may be different than those of Artio Global’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD LOOKING STATEMENTS:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this document, the words “believe”, “anticipate”, “intend”, “estimate”, “project”, “should”, “would”, “anticipate”, “plan”, “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that may cause the actual results to be materially different from those reflected in such forward-looking statements, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the proposed merger as contemplated or affect the satisfaction of the conditions precedent to consummation of the proposed merger; the possibility of disruption to our business from the proposed merger including increased costs and diversion of management time and resources, making it more difficult to maintain business and operational relationships, including relationships with clients; the inability to retain key personnel in advance of completion of the proposed merger; contractual risks including termination of client contracts or non-performance of vendor contracts; developments beyond the companies’ control, including but not limited to changes in domestic or global economic conditions; the risk that the proposed merger is not completed; and other financial, operational and legal risks and uncertainties detailed from time to time in Artio Global’s cautionary statements in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this document.  Artio Global does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document. For more information, see Artio Global’s filings with the SEC.